EXHIBIT 23.2
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to Form S-8
(Registration No. 33-38925) of our reports dated February 13, 1997, included in the Current Report on Form 8-K of New England Business Service, Inc. dated January 7, 1998.



/s/ Arthur Andersen LLP
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Philadelphia, PA
January 23, 1998